UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2015
___________________

FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
___________________

Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, First NBC Bank Holding Company (“First NBC”) appointed Albert J. Richard, III as Senior Vice President and Chief Accounting Officer, effective immediately. Prior to joining First NBC, Mr. Richard, age 68, worked in public accounting for 46 years, most recently with Postlethwaite & Netterville, the largest public accounting firm based in Louisiana, where he served for 16 years. During his tenure with the firm, he served as a Managing Director of the New Orleans, Louisiana office, and his principal responsibilities included serving as the Audit Engagement Director for a diverse group of clients, including banks and other financial institutions. His prior financial audit experience includes work with KPMG and Deloitte, where he also served in leadership capacities. Mr. Richard is a member of the American Institute of Certified Public Accounts and the Society of Louisiana Certified Public Accountants, where he received a lifetime achievement award. He also serves as a member of the Jefferson Business Council.
There are no family relationships between Mr. Richard and any director or executive officer of First NBC. There is no arrangement or understanding between Mr. Richard and any other person pursuant to which Mr. Richard was appointed as Senior Vice President and Chief Accounting Officer. Mr. Richard has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 18, 2015

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President